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EXHIBIT 23







REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement No. 001-12815 of Chicago Bridge & Iron Company on Form S-8 of our report dated June 25, 2004 appearing in this Annual Report on Form 11-K of Chicago Bridge & Iron Savings Plan for the year ended December 31, 2003.



DELOITTE & TOUCHE LLP

Houston, Texas
June 25, 2004